EX-FILING FEES

Calculation of Filing Fee Tables

Form F-3

(Form Type)

AGNICO EAGLE MINES LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares	457(c)	5,000,000(1)	US$59.665(2)	US$298,325,000	0.0001102	US$32,875.415
Fees Previously Paid	-				-	-	-	-
	Total Offering Amounts				-	US$298,325,000	-	US$32,875.415
	Total Fees Previously Paid				-	-	-	-
	Total Fee Offsets				-	-	-	US$24,883(3)
	Net Fee Due				-	-	-	US$7,992.415

(1) Plus such additional common shares of the Registrant as may be issued by reason of stock splits, stock dividends and similar transactions.

(2) Based on the average of the high (US$60.20) and low (US$59.13) prices of the common shares of the Registrant on the New York Stock Exchange on May 8, 2023, and estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(3) See footnote (1) to Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Agnico Eagle Mines Limited	F-3	333-249203	October 1, 2020		US$24,883(1)	Equity	Common Shares	(1)	US$228,300,000
Fee Offset Sources	Agnico Eagle Mines Limited	F-3	333-249203		October 1, 2020						US$21,654.11(1)(3)
	Agnico Eagle Mines Limited	F-3	333-215096		December 14, 2016						US$3,228.89(1)(3)

(1) The Registrant previously paid US$24,907.53 in registration fees (of which the Registrant transferred funds in the amount of US$21,654.11 and used offsets for the balance of the fees in the amount of US$3,253.42) with respect to the Registration Statement on Form F-3 (File No. 333-249203) filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2020 (the “2020 Registration Statement”), of which US$24,883 remained unutilized and is therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. The Registrant previously paid US$11,657.49 in registration fees with respect to the Registration Statement on Form F-3 (File No. 333-215096) filed with the SEC on December 14, 2016 (the “2016 Registration Statement”), of which US$3,253.42 remained unutilized and was used to offset the total registration fees required for the 2020 Registration Statement. As the total registration fee required for this Registration Statement is US$32,875.415, taking into consideration the available offset of US$24,883 from the 2020 Registration Statement, the Registrant has accordingly transmitted US$7,992.415 otherwise due under this Registration Statement.

(2) The Registrant has terminated or completed any offerings that included the unsold securities under the 2020 Registration Statement.

(3) The contemporaneous fee payment made with the 2020 Registration Statement was US$21,654.11 and the contemporaneous fee payment made with the 2016 Registration Statement was US$11,657.49. As the contemporaneous fee payment made with the 2020 Registration Statement is less than the offset being claimed, the remainder of the claimed offset for this registration statement can be traced to the 2016 Registration Statement.